Exhibit 99.1

Duluth Holdings Inc. Announces First Quarter Fiscal 2018 Financial Results

Belleville, WI – Jun. 5, 2018 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal first quarter ended April 29, 2018.

Highlights for the First Quarter Ended April 29, 2018

•	Net sales increased 19.7% to $100.2 million compared to $83.7 million in the prior-year first quarter
•	Gross margin decreased 230 basis points to 55.8% compared to 58.1% in the prior-year first quarter
•	Operating loss of $0.3 million compared to operating income of $0.7 million in the prior-year first quarter
•	Net loss of $0.7 million, or $0.02 per diluted share compared to net income of $0.4 million, or $0.01 per diluted share in the prior year-first quarter
•	Adjusted EBITDA[1] of $2.6 million compared to $2.7 million in the prior-year first quarter
•	The Company opened two retail stores in Anchorage, AK, and West Fargo, ND, totaling approximately 40,000 gross square feet
•	33rd consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“We achieved our 33rd consecutive quarter of increased net sales year-over-year. Our 20% top-line growth was driven by new stores, growth in the women’s business, and direct segment growth, with direct sales in established omnichannel markets growing more than double the Company average of 4%,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading. “While the late arrival of spring in several regions of the country did have a slight impact on quarterly sales, we were able to control expenses and our bottom line results were in-line with our expectations. We expect to deliver on our 2018 financial guidance.”

“During the first quarter, we opened two retail stores in new markets, Anchorage and West Fargo and both stores are performing above our expectations. We continue to attract new customers to our brand through retail stores, and during the quarter, new customers acquired through retail were up 56% as compared to the prior year.”

“I am pleased to report that our order management system, which has been a key technology project for the past two years, went live on May 21 and provides us the foundation to further enhance our omnichannel customer experience in 2018 and beyond.”

Operating Results for the First Quarter Ended April 29, 2018

Net sales increased 19.7% to $100.2 million, compared to $83.7 million in the same period a year ago. The net sales increase was driven by a  3.8% growth in direct net sales and a  70.7% growth in retail net sales, with growth in virtually all product categories and in both men’s and women’s business. The increase in retail net sales was primarily due to having 13 more stores during the first quarter of 2018 as compared to the same period a year ago.

Gross profit increased 15.0% to $55.9 million, or 55.8% of net sales, compared to $48.6 million, or 58.1% of net sales, in the corresponding prior-year period. The 230 basis point decrease in gross margin was primarily attributable to a decrease in product margins due to end of winter clearance, increase in inventory reserves and higher freight cost as a result of retail expansion, coupled with a slight decline in shipping revenues.

Selling, general and administrative expenses increased 17.3% to $56.2 million, compared to $47.9 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses decreased 110 basis points to 56.1%, compared to 57.2% in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs decreased 360 basis points to 21.6% compared to 25.2% in the corresponding prior-year period, primarily due to a decrease in catalog expense as a result of the adoption of the new revenue standard and a planned decrease in catalog spend as a percentage of net sales, coupled with leverage gained from a higher mix of retail sales. As a percentage of net sales, selling expenses increased 150 basis points to 16.1%, compared to 14.6% in the corresponding prior-year period, primarily due to an increase in customer service expense due to retail store growth and an increase in distribution costs,  partially offset by leverage in shipping expenses due to increased retail net sales. As a percentage of net sales, general and administrative expenses increased 100  basis points to 18.4% compared to 17.4% in the corresponding prior-year period, primarily due to depreciation, hosting fees and personnel expenses due to growth in the business.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $1.2 million, with net working capital of $40.0 million, and $21.3 million outstanding on its $60.0 million revolving line of credit. Effective May 17, 2018, the Company terminated its $60 million revolving line of credit and entered into a new credit agreement. The new credit agreement provides for borrowings of up to $80.0 million in revolving credit and additional borrowings of $50.0 million in a delayed draw term loan, for a total credit facility of $130.0 million.

Fiscal 2018 Outlook

The Company reiterated its previously issued fiscal 2018 outlook. Its fiscal 2018 outlook is provided on a 53-week period, compared to a 52-week period in fiscal 2017.

•	Net sales in the range of $555.0 million to $575.0 million
•	Adjusted EBITDA[1] in the range of $51.0 million to $54.0 million
•	EPS in the range of $0.79 to $0.84 per diluted share, with an effective tax rate of 26%
•	Capital expenditures, net of proceeds from finance lease obligations, of $45.0 million to $55.0 million[2]
•	15 new store openings, adding approximately 255,000 of additional gross square footage

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2018 capital expenditures primarily include the Company’s plan to open 15 retail stores, investments in technology and infrastructure improvements.

The table below recaps the Company’s fiscal 2018 stores opened and signed new store leases and the anticipated opening timeframe.

		Gross
Location	Timing	Square Footage
Anchorage, AK1	Opened March 1, 2018	25,409
West Fargo, ND	Opened March 22, 2018	14,557
Colorado Springs, CO	Opened May 3, 2018	12,410
Lubbock, TX	Opened May 10, 2018	15,536
Denton, TX	Opened May 17, 2018	14,557
Portland, OR	Opened May 24, 2018	19,075
Columbus, OH	Q2 Fiscal 2018	14,749
Arlington, TX	Q2 Fiscal 2018	15,536
Golden, CO	Q3 Fiscal 2018	20,415
Ramsey, NJ	Q3 Fiscal 2018	13,300
Canton, OH	Q3 Fiscal 2018	14,557
Greensboro, NC1	Q3 Fiscal 2018	30,508
Oklahoma City, OK	Q4 Fiscal 2018	15,536
Friendswood, TX	Q4 Fiscal 2018	16,026
South Portland, ME	Q4 Fiscal 2018	12,964

1Gross square footage includes space used for direct-to-customer fulfillment

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Tuesday, June 5, 2018 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through June 15, 2018: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10120539
•	Live and archived webcast: ir.duluthtrading.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10120539  and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Belleville, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months ended April 29, 2018, versus the three months ended April 30, 2017.  See also attached Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted adjusted EBITDA for the fiscal year ending February 3, 2019.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Fiscal 2018 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2018, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Johan Yokay (310) 622-8241

Financial Profiles, Inc.

Duluth@finprofiles.com

# # #

(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	April 29, 2018	January 28, 2018

ASSETS
Current Assets:
Cash	$1,179	$2,865
Accounts receivable	30	52
Other receivables	581	273
Inventory, net	97,997	89,548
Prepaid expenses & other current assets	9,707	7,642
Deferred catalog costs	67	1,446
Total current assets	109,561	101,826
Property and equipment, net	129,221	109,705
Restricted cash	2,923	4,218
Available-for-sale security	6,323	6,323
Goodwill	402	402
Other assets, net	579	628
Total assets	$249,009	$223,102
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$14,595	$17,320
Accrued expenses and other current liabilities	25,800	25,261
Income taxes payable	7,359	7,631
Line of credit	21,250	—
Bank overdrafts	478	—
Current maturities of long-term debt	85	84
Total current liabilities	69,567	50,296
Finance lease obligations under build-to-suit leases	34,204	26,578
Long-term debt, less current maturities	1,403	1,424
Deferred rent obligations, less current maturities	3,680	3,355
Deferred tax liabilities	1,763	2,100
Total liabilities	110,617	83,753
Commitments and contingencies
Shareholders' equity:
Treasury stock	(92)	(57)
Capital stock	88,452	88,043
Retained earnings	46,745	48,084
Total shareholders' equity of Duluth Holdings Inc.	135,105	136,070
Noncontrolling interest	3,287	3,279
Total shareholders' equity	138,392	139,349
Total liabilities and shareholders' equity	$249,009	$223,102

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended
	April 29, 2018	April 30, 2017
Net sales	$100,207	$83,687
Cost of goods sold (excluding depreciation and amortization)	44,267	35,044
Gross profit	55,940	48,643
Selling, general and administrative expenses	56,197	47,894
Operating (loss) income	(257)	749
Interest expense	821	166
Other income, net	163	57
(Loss) income before income taxes	(915)	640
Income tax (benefit) expense	(232)	225
Net (loss) income	(683)	415
Less: Net income attributable to noncontrolling interest	8	60
Net (loss) income attributable to controlling interest	$(691)	$355
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,046	31,822
Net (loss) income per share attributable to controlling interest	$(0.02)	$0.01
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,046	32,320
Net (loss) income per share attributable to controlling interest	$(0.02)	$0.01

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 29, 2018	April 30, 2017
Cash flows from operating activities:
Net (loss) income	$(683)	$415
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	2,309	1,552
Amortization of stock-based compensation	409	324
Deferred income taxes	40	(22)
Changes in operating assets and liabilities:
Accounts receivable	22	14
Other receivables	(308)	(751)
Inventory	(10,363)	(4,453)
Prepaid expense & other current assets	(1,527)	189
Deferred catalog costs	(814)	1,449
Trade accounts payable	(1,441)	188
Income taxes payable	(421)	253
Accrued expenses and deferred rent obligations	1,790	(2,702)
Net cash used in operating activities	(10,987)	(3,544)
Cash flows from investing activities:
Purchases of property and equipment	(14,000)	(8,327)
Change in other assets	43	(27)
Net cash used in investing activities	(13,957)	(8,354)
Cash flows from financing activities:
Proceeds from line of credit	37,464	—
Payments on line of credit	(16,214)	—
Payments on long term debt	(19)	(10)
Payments on capital lease obligations	(1)	(5)
Change in bank overdrafts	478	—
Proceeds from finance lease obligations	266	512
Capital contributions to variable interest entity	—	269
Shares withheld for tax payments on vested restricted shares	(35)	—
Other	24	7
Net cash provided by financing activities	21,963	773
Decrease in cash and restricted cash	(2,981)	(11,125)
Cash and restricted cash at beginning of period	7,083	25,477
Cash and restricted cash at end of period	$4,102	$14,352
Supplemental disclosure of cash flow information:
Interest paid	$737	$140
Income taxes paid	$149	$—
Supplemental disclosure of non-cash information:
Property and equipment acquired under build-to-suit leases	$7,331	$903
Unpaid liability to acquire property and equipment	$2,507	$2,350

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 29, 2018	April 30, 2017
Net (loss) income	$(683)	$415
Depreciation and amortization	2,309	1,552
Interest expense	821	166
Income tax (benefit) expense	(232)	225
EBITDA	$2,215	$2,358
Non-cash stock based compensation	409	324
Adjusted EBITDA	$2,624	$2,682

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 29, 2018	April 30, 2017
Net sales
Direct	$66,212	$63,775
Retail	33,995	19,912
Total net sales	$100,207	$83,687
Operating (loss) income
Direct	$(2,128)	$(157)
Retail	1,871	906
Total operating (loss) income	(257)	749
Interest expense	821	166
Other income, net	163	57
(Loss) income before income taxes	$(915)	$640

DULUTH HOLDINGS INC.

Net Sales by Business

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 29, 2018	April 30, 2017
Net sales
Men's	$67,919	$58,634
Women's	27,161	20,806
Hard goods/other	5,127	4,247
Total net sales	$100,207	$83,687

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending February 3, 2019

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$26,000	$27,500
Depreciation and amortization	10,600	11,000
Interest expense	3,950	4,450
Income tax expense	9,000	9,550
EBITDA	$49,550	$52,500
Non-cash stock based compensation	1,450	1,500
Adjusted EBITDA	$51,000	$54,000